EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-39221) and the related Prospectus of Inter-Tel, Incorporated for the registration of 3,530,500 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 1997 with respect to the consolidated financial statements and schedule of Inter-Tel, Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


November 20, 1997
Phoenix, Arizona